Exhibit 5.3

[LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

March 4, 2021

Ball Corporation

9200 W. 108th Circle, P.O. Box 5000

Westminster, CO 80021-2510

Re:	Ball Corporation Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Ball Corporation, an Indiana corporation (the “Company”), in connection with the automatic registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company and the guarantors listed on Schedule I hereto (collectively, the “Guarantors”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”). The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”), of (i) shares of common stock, without par value, of the Company (“Common Stock”); (ii) shares of preferred stock, without par value, of the Company (“Preferred Stock”), which may be issued in one or more series; (iii) debt securities of the Company (“Debt Securities”), which may be issued in one or more series under the Indenture, dated as of November 27, 2015 (the “Indenture”), between the Company and Deutsche Bank Trust Company Americas, as trustee, which is filed as an exhibit to the Registration Statement; (iv) warrants to purchase shares of Common Stock, shares of Preferred Stock or Debt Securities (“Warrants”), which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into by the Company and one or more warrant agents to be named therein; and (v) such indeterminate number of shares of Common Stock or Preferred Stock and indeterminate amount of Debt Securities as may be issued upon conversion, exchange or exercise, as applicable, of any Preferred Stock, Debt Securities or Warrants, including such shares of Common Stock or Preferred Stock as may be issued pursuant to anti-dilution adjustments determined at the time of offering (collectively, “Indeterminate Securities”). The Registration Statement also relates to the sale of shares of Common Stock from time to time by certain shareholders of the Company to be named in a prospectus supplement pursuant to Rule 415 of the Rules and Regulations (such shares of Common Stock, “Secondary Shares”), and the issuance and sale from time to time by the Guarantors of guarantees of the Debt Securities (“Guarantees”). The Common Stock, Preferred Stock, Debt Securities, Warrants, Indeterminate Securities, Secondary Shares and the Guarantees offered pursuant to the Registration Statement are collectively referred to herein as the “Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)       the Registration Statement;

(b)       an executed copy of the Indenture;

(c)       an executed copy of a certificate for each Opinion Party (as defined below) of the Secretary or Assistant Secretary of each Opinion Party, dated the date hereof (collectively, the “Secretary’s Certificates”);

(d)       a copy of the articles of incorporation of each of the Opinion Parties that are corporations, as certified by the Secretary of State of the State of Delaware as of March 3, 2021, and certified pursuant to the Secretary’s Certificates, as applicable;

(e)       a copy of the bylaws of each of the Opinion Parties that are corporations, as amended and in effect as of the date hereof, and certified pursuant to the Secretary’s Certificates, as applicable;

(f)       a copy of the certificate of formation of each of the Opinion Parties that are limited liability companies, as certified by the Secretary of State of the State of Delaware as of March 3, 2021, and certified pursuant to the Secretary’s Certificates, as applicable; and

(g)       a copy of the limited liability company agreement or operating agreement of each of the Opinion Parties that are limited liability companies, as amended and in effect as of the date hereof (each, an “LLC Agreement”), and certified pursuant to the Secretary’s Certificates.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Guarantors and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and the Guarantors and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Guarantors and others and of public officials, including those in the Secretary’s Certificates.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York, (ii) the General Corporation Law of the State of Delaware (the “DGCL”) and (iii) the Delaware Limited Liability Company Act (the “DLLCA”) (all of the foregoing being referred to as “Opined on Law”). Charles E. Baker, Vice President, General Counsel and Corporate Secretary of the Company, and Todd A. Mikesell, Assistant General Counsel of the Company, may rely on this opinion in rendering their respective opinions each to be dated the date hereof and filed as Exhibits 5.1 and 5.2, respectively, to the Registration Statement.

As used herein, (i) “Opinion Parties” means each of the Guarantors listed on Schedule II hereto and “Non-Opinion Party” means the Company and each of the Guarantors listed on Schedule III hereto and (ii) “Transaction Documents” means the Indenture and the supplemental indentures thereto, the Guarantees and the Warrant Agreements.

The opinions stated in paragraphs 1 through 3 below presume that all of the following (collectively, the “general conditions”) shall have occurred prior to the issuance of the Securities referred to therein: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments) has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to such Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) the applicable Transaction Documents shall have been duly authorized, executed and delivered by the Company and the other parties thereto, including, if such Securities are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement or purchase agreement with respect thereto; (iv) the Board of Directors of the Company and similar governing body of the Guarantors, including any duly authorized committee thereof, shall have taken all necessary corporate action to approve the issuance and sale of such Securities and related matters, and appropriate officers of the Company and the Guarantors have taken all related action as directed by or under the direction of the Board of Directors of the Company or similar governing body of the Guarantors, as the case may be; and (v) the terms of the applicable Transaction Documents and the issuance and sale of such Securities have been duly established in conformity with the certificate of incorporation of the Company and organization documents of the Guarantors, as applicable so as not to violate any applicable law, the certificate of incorporation of the Company or the bylaws of the Company or organizational documents of the Guarantor, or result in a default under or breach of any agreement or instrument binding upon the Company or the Guarantors, as the case may be, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.       With respect to any series of Debt Securities offered by the Company, including any Indeterminate Securities constituting Debt Securities of such series (the “Offered Debt Securities”), when (a) the general conditions shall have been satisfied, (b) the issuance, sale and terms of the Offered Debt Securities and related matters have been approved and established in conformity with the applicable Transaction Documents and (c) the certificates evidencing the Offered Debt Securities have been issued in a form that complies with the provisions of the applicable Transaction Documents and have been duly executed and authenticated in accordance with the provisions of the Indenture and any other applicable Transaction Documents and issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed upon consideration therefor, the Offered Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

2.       With respect to any Guarantee of any series of Offered Debt Securities, including any Guarantee of any Indeterminate Securities constituting Offered Debt Securities of such series (the “Offered Guarantees”), when (a) the general conditions shall have been satisfied, (b) the issuance, sale and terms of the Offered Guarantees and related matters have been approved and established in conformity with the applicable Transaction Documents, (c) certificates (if any) evidencing the Offered Guarantees and the certificates evidencing the Debt Securities guaranteed thereby have been duly executed and, if applicable, authenticated in accordance with the provisions of the Indenture and any other applicable Transaction Documents and (d) such Debt Securities have been issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed upon consideration therefor, the Offered Guarantees will constitute valid and binding obligations, of such Guarantor, enforceable against such Guarantor in accordance with their respective terms under the laws of the State of New York.

3.       With respect to any Warrants offered by the Company (the “Offered Warrants”), when (a) the general conditions shall have been satisfied, (b) the Common Stock, Preferred Stock and/or Debt Securities for which the Offered Warrants are exercisable have been duly authorized for issuance by the Company and (c) certificates evidencing the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Warrant Agreement, the Offered Warrants, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

The opinions stated herein are subject to the following qualifications:

(a)       we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)       we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Documents or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c)       except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Document, enforceable against such party in accordance with its terms;

(d)       we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations;

(e)       we do not express any opinion with respect to the enforceability of any provision of any Transaction Document to the extent that such section purports to bind any Opinion Party to the exclusive jurisdiction of any particular federal court or courts;

(f)       we call to your attention that irrespective of the agreement of the parties to any Transaction Document, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Document;

(g)       we have assumed that the choice of New York law to govern the Indenture, any supplemental indenture thereto and the Guarantees is a valid and legal provision;

(h)       we do not express any opinion with respect to the enforceability of any provisions contained in the Offered Guarantees or the related Transaction Documents to the extent that such provisions provide that the obligations of the Guarantors are absolute and unconditional irrespective of the enforceability or genuineness of the Indenture or the effect thereof on the opinions herein stated;

(i)       we do not express any opinion with respect to the enforceability of any provisions contained in the Offered Guarantees or the related Transaction Documents to the extent that such provisions limit the obligation of the Guarantors under the Indenture or any right of contribution of any party with respect to the Offered Guarantees; and

(j)       to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Document, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality.

In addition, in rendering the foregoing opinions we have assumed that:

(a)       the Company and each Non-Opinion Party (i) is duly incorporated or formed, as applicable, and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization or formation, as applicable, and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization or formation, as applicable, in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Documents to which the Company or such Non-Opinion Party is a party;

(b)       the Company and each Non-Opinion Party has the corporate or limited liability company, as applicable, power and authority to execute, deliver and perform all its obligations under each of the Transaction Documents to which the Company or such Non-Opinion Party is a party;

(c)       neither the execution and delivery by the Company and each Guarantor of the Transaction Documents to which the Company or such Guarantor is a party nor the performance by the Company and such Guarantor of its obligations thereunder, including the issuance and sale of the applicable Securities: (i) conflicts or will conflict with the certificate of incorporation, certificate of formation, bylaws or limited liability company agreement, as applicable, or any other comparable organizational document of the Company or any Guarantor, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or any Guarantor or its property is subject, (iii) contravened or will contravene any order or decree of any governmental authority to which the Company or any Guarantor or its property is subject, or (iv) violates or will violate any law, rule or regulation to which the Company or any Guarantor or its property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined on Law); and

(d)       neither the execution and delivery by the Company or any Guarantor of the Transaction Documents to which the Company or such Guarantor is a party nor the performance by the Company and such Guarantor of its obligations thereunder, including the issuance and sale of the applicable Securities, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

Schedule I

Ball Advanced Aluminum Technologies Corp.

Ball Aerospace & Technologies Corp.

Ball Asia Services Limited

Ball Beverage Can Americas Inc.

Ball BP Holding Company

Ball Container LLC

Ball Corporation

Ball Delaware Holdings, LLC

Ball Glass Containers, Inc.

Ball Global Business Services Corp.

Ball Holdings Corp.

Ball Holdings LLC

Ball Inc.

Ball Metal Beverage Container Corp.

Ball Metal Container Corporation

Ball Packaging, LLC

Ball Pan-European Holdings, LLC

Ball Technologies Holdings Corp.

Latas de Aluminio Ball, Inc.

Rexam Beverage Can Company

USC May Verpackungen Holding Inc.

Schedule II

Ball Advanced Aluminum Technologies Corp., a Delaware corporation

Ball Aerospace & Technologies Corp., a Delaware corporation

Ball Asia Services Limited, a Delaware corporation

Ball Beverage Can Americas Inc., a Delaware corporation

Ball BP Holding Company, a Delaware corporation

Ball Container LLC, a Delaware limited liability company

Ball Delaware Holdings, LLC, a Delaware limited liability company

Ball Glass Containers, Inc., a Delaware corporation

Ball Global Business Services Corp., a Delaware corporation

Ball Holdings Corp., a Delaware corporation

Ball Holdings LLC, a Delaware limited liability company

Ball Inc., a Delaware corporation

Ball Pan-European Holdings, LLC, a Delaware limited liability company

Latas de Aluminio Ball, Inc., a Delaware corporation

Rexam Beverage Can Company, a Delaware corporation

USC May Verpackungen Holding Inc., a Delaware corporation

Schedule III

Ball Corporation, a Nevada corporation

Ball Metal Beverage Container Corp., a Colorado corporation

Ball Metal Container Corporation, an Indiana corporation

Ball Packaging, LLC, a Colorado limited liability company

Ball Technologies Holdings Corp., a Colorado corporation